Exhibit (h)(1)

SALIENT MF TRUST

FORWARD FUNDS

ADMINISTRATION, BOOKKEEPING AND

PRICING SERVICES AGREEMENT

THIS AGREEMENT is made as of December 1, 2018, by and among Salient MF Trust, a Delaware statutory trust with its principal office and place of business at 4265 San Felipe, Suite 800, Houston, Texas 77027 (“MF Trust”), Forward Funds, a Delaware statutory trust with its principal office and place of business at 345 California Street, Suite 1600, San Francisco, California 94104 (“Forward Funds”) (each of MF Trust and Forward Funds, a “Trust” and collectively, the “Trusts”), and ALPS Fund Services, Inc., a Colorado corporation with its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (“ALPS”).

WHEREAS, each of MF Trust and Forward Funds is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end, registered investment company, presently consisting of the series listed in Appendix A attached hereto (each, a “Fund” and collectively, the “Funds”);

WHEREAS, Salient Advisors, L.P., a Texas limited partnership, and Salient Capital Advisors, LLC, a Texas limited liability company, each with its principal office and place of business at 4265 San Felipe, Suite 800, Houston, Texas 77027, serve as the investment advisor for the Funds that are part of MF Trust (the “MF Funds”), as applicable, and each is responsible for managing the applicable Funds’ business affairs and providing certain clerical, bookkeeping and other administrative and management services;

WHEREAS, Forward Management, LLC, a Delaware limited liability company, with its principal office and place of business at 345 California Street, Suite 1600, San Francisco, California 94104, serves as the investment advisor (Forward Management, LLC with Salient Advisors, L.P. and Salient Capital Advisors, LLC, each an “Advisor” and, collectively, the “Advisors”) for the Funds that are part of Forward Funds (the “FF Funds”), and is responsible for managing the applicable Funds’ business affairs and providing certain clerical, bookkeeping and other administrative and management services;

WHEREAS, ALPS currently provides certain administrative, bookkeeping and pricing services to MF Trust pursuant to a separate agreement dated May 2, 2016, as amended (the “MF Agreement”) and by this Agreement each of ALPS and MF Trust desires to terminate the MF Agreement and replace it with this Agreement; and

WHEREAS, ALPS currently provides certain administrative, bookkeeping and pricing services to Forward Funds pursuant to a separate agreement dated April 12, 2010, as amended (the “FF Agreement”) and by this Agreement each of ALPS and Forward Funds desires to terminate the FF Agreement and replace it with this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	ALPS’ Appointment and Duties.

(a)

Each Trust hereby appoints ALPS to provide the administrative, bookkeeping and pricing services set forth in Appendix B-1 and Appendix B-2 attached hereto, as amended from time to time, upon the terms and conditions hereinafter set forth. ALPS hereby accepts such appointments and agrees to furnish such specified services. Pursuant to one or more separate agreements, ALPS may provide special services to, and/or provide assistance with special projects of, the Funds which are outside of the scope of the services listed in Appendix B-1 and Appendix B-2. ALPS shall for all purposes be deemed to be an independent contractor and shall, except as otherwise expressly authorized in this Agreement or otherwise in writing between the parties or as may otherwise be required by law or regulation, have no authority to act for or represent the Trusts or the Funds in any way, or otherwise be deemed an agent of the Trusts or the Funds. In performing the foregoing services, ALPS shall reasonably cooperate with the Chief Compliance Officer of the Trusts with respect to requests for information and other assistance regarding the obligations of the Trusts and the Funds with respect to Rule 38a-1 under the 1940 Act. The Trusts acknowledge that ALPS does not render legal, tax or investment advice and that ALPS is not a registered broker-dealer.

(b)

ALPS may employ or associate itself with any person or organization as ALPS believes to be desirable in the performance of its duties hereunder; provided that, in such event, ALPS cannot delegate any of its obligations under this Agreement to any person or organization who is not an affiliate of ALPS without the prior written approval of the Trusts. In the event of any such delegation, the compensation of such person(s) or organization(s) shall be paid by and be the sole responsibility of ALPS, and the Trusts shall bear no cost or obligation with respect thereto; and ALPS shall not be relieved of any of its obligations under this Agreement in such event and shall be responsible for all acts of any such person(s) or organization(s) taken in furtherance of this Agreement to the same extent it would be for its own acts.

(c)

Notwithstanding Section 1(b) above, the Trusts acknowledge that as of the effective date of this Agreement, ALPS may delegate certain services hereunder to the organizations listed in Appendix D attached hereto. In the event that ALPS notifies the Trusts of its intent to engage different or additional entity(ies) for purposes of delegating any of ALPS’ services hereto, and the Trusts withhold consent to such delegation, ALPS will in no way be required to manage or assist any alternative service or systems provider selected by the Trusts, or be required to modify or alter any of ALPS’ systems or software. The Trusts acknowledge that the selection of an alternative service or systems provider may result in an increase to the fees set forth in Appendix E hereto, including but not limited to the out-of-pocket fees billed to the Funds.

2.	ALPS Compensation; Expenses.

(a)

In consideration for the services to be performed hereunder by ALPS, each of the Trusts, as applicable, shall pay ALPS the fees listed in Appendix E hereto. The Trusts acknowledge and agree that the fees set forth in Appendix E are based on information provided to ALPS by the Advisors.

(b)

Notwithstanding Section 2(a) hereof, on April 1st of the year following the conclusion of the Initial Term (defined below), and on each April 1st thereafter with respect to each Renewal Term for the duration of this Agreement, unless otherwise agreed to among the parties and provided that the service scope, mix and volumes remain consistent with those provided in the previous year of this Agreement, the fees that will be charged by ALPS for those same services will be the base annual fee rates (as reflected in Appendix E), with an annual cost of living adjustment based on the Consumer Price Index for Urban Wage Earners and Clerical Workers, for the Denver-Boulder-Greeley area, as published biannually by the United States Department of Labor, Bureau of Labor Statistics, or, in the event that publication of such index is terminated, any successor or substitute index, appropriately adjusted, acceptable to all parties. Any such cost of living adjustment shall require the approval of a majority of the Trust’s trustees, including a majority of the trustees who are not interested persons (as defined in the 1940 Act).

(c)

If a party wishes to change the scope of the services, it will notify the other party(ies), as applicable, of the requested changes. The parties will then assess the impact of the requested changes to the services provided, including, but not limited to, adjustments to ALPS and the Funds’ resources and the effect on the quality and timing of deliverables. The parties agree to discuss any such impacts, as well as any related changes to ALPS’ compensation for services. No change to the scope of services or compensation shall be implemented unless set forth by written amendment to this Agreement executed by all parties.

(d)

ALPS will bear all expenses in connection with the performance of its services under this Agreement, except as otherwise provided herein. ALPS will not bear any of the costs of the Trusts’ or the Funds’ personnel. Other Fund expenses incurred by the Funds which shall be borne by the applicable Fund and shall not in any way be borne by ALPS, include, but are not limited to, initial organization and offering expenses; litigation expenses; requests from or as otherwise required by any regulatory body concerning a Fund or the Fund’s investment adviser; taxes; costs of preferred shares; listing expenses; expenses related to assistance with any tender offers or repurchase offers (if applicable); transfer agency and custodial expenses; interest; Fund trustees’ fees; brokerage fees and commissions; state and federal registration fees; advisory fees; insurance premiums; fidelity bond premiums; Fund and investment advisory related legal expenses; costs of maintenance of Fund existence; printing and delivery of materials in connection with meetings of the Funds’ trustees; printing and mailing of shareholder reports, prospectuses, statements of additional information, other offering documents, supplements, proxy materials and other communications to shareholders; securities pricing data and expenses in connection with electronic filings with the U.S. Securities and Exchange Commission (the “SEC”).

3.	Right to Receive Advice.

(a)

Advice of the Trusts and Service Providers. If ALPS is in doubt as to any action it should or should not take, ALPS may request directions, advice or instructions from the Trusts or the Advisors, custodian or other service providers.

(b)

Advice of Counsel. If ALPS is in doubt as to any question of law pertaining to any action it should or should not take, ALPS may request advice from counsel of its own choosing (who may be counsel for the Trusts, the Trusts’ independent board members, the Advisors, or ALPS). Notwithstanding anything else in this Agreement, if ALPS requests advice from counsel other than counsel to the Trusts or the Advisors, the expense of such counsel will be borne by ALPS.

(c)

Conflicting Advice. In the event of a conflict between directions, advice or instructions ALPS receives from the Trusts or any authorized service provider on behalf of the Funds and the advice ALPS receives from counsel, ALPS may, after consultation with the Trusts, rely upon and follow the advice of counsel. ALPS will provide the Trusts with prior written notice of its intent to follow advice of counsel that is materially inconsistent with directions, advice or instructions from the Trusts. Upon request, ALPS will provide the Trusts with a copy of such advice of counsel received pursuant to Section 3(b) of this Agreement.

4.	Standard of Care; Limitation of Liability; Indemnification.

(a)

ALPS shall be obligated to act in good faith and to exercise commercially reasonable care and diligence in the performance of its duties under this Agreement, and to use its best efforts, within reasonable limits, in performing the services provided under this Agreement.

(b)

In the absence of willful misfeasance, bad faith, negligence or reckless disregard by ALPS in the performance of its duties, obligations or responsibilities set forth in this Agreement, ALPS and its affiliates, including their respective officers, directors, agents and employees, shall not be liable for, and each of MF Trust and Forward Funds, as applicable, agrees to indemnify, defend and hold harmless such persons from, all taxes, charges, expenses, disbursements, assessments, claims, losses, damages, penalties, actions, suits, judgments and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements and liabilities arising under applicable federal and state laws) arising from the following:

(i)	the inaccuracy of factual information furnished to ALPS by the Trusts or a Fund’s Advisor, custodian or any authorized third party on behalf of a Fund;

(ii)	any reasonable error of judgment or mistake of law;

(iii)

ALPS’ reliance on any instruction, direction, notice, instrument or other information provided by the Trusts or a Fund’s Advisor or custodian or any authorized third party on behalf of a Fund that ALPS reasonably believes to be genuine;

(iv)

loss of data or service interruptions caused by reason of circumstances beyond its reasonable control, including without limitation, acts of God, action or inaction of civil or military authority, war, terrorism, riot, fire, flood, sabotage, labor disputes, elements of nature or non-performance by a third party; or

(v)	any other action or omission to act which ALPS takes in connection with the provision of services to the Trusts pursuant to this Agreement.

(c)

ALPS shall be entitled to rely on information and data provided by any third-party service provider(s) (including pricing vendors as directed by the Funds or an Advisor pursuant to Section 16(b)) to the Funds, the Advisors, or other authorized representative of such parties without further investigation or verification. ALPS shall have no liability and shall be indemnified by the Trusts for any losses or claims with respect to such reliance.

(d)

ALPS shall indemnify, defend and hold harmless each of Forward Funds and MF Trust, each Fund and the Advisors and their respective officers, directors, trustees, agents, and employees from and against any and all taxes, charges, expenses, disbursements, assessments, claims, losses, damages, penalties, actions, suits, judgments and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements and liabilities arising under applicable federal and state laws) arising from ALPS’ willful misfeasance, bad faith, negligence or reckless disregard in the performance of its duties, obligations or responsibilities set forth in this Agreement.

(e)

Notwithstanding anything in this Agreement to the contrary, neither party shall be liable under this Agreement to the other party hereto for any punitive, consequential, special or indirect losses or damages. For the avoidance of doubt, and notwithstanding anything contained in this Agreement, MF Trust and Forward Funds shall be severally, but not jointly, liable for all purposes hereunder. Any indemnification payable by a party to this Agreement shall be net of insurance maintained by the indemnified party as of the time the claim giving rise to indemnity hereunder is alleged to have arisen to the extent it covers such claim.

(f)

In any case in which a party (the “Indemnifying Party”) may be asked to indemnify or hold the other party (the “Indemnified Party”) harmless, the Indemnified Party will notify the Indemnifying Party as soon as practicable after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Indemnifying Party (although the failure to do so shall not prevent recovery by the Indemnified Party) and shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such claim. The Indemnified Party will not confess any claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party’s prior written consent.

(g)

Notwithstanding the provisions of this Section 4, additional terms and conditions regarding limitation of liability, indemnification and warranties solely with respect to the provision of services related to the Trusts’ (i) Forms N-PORT and N-CEN are set forth in Appendix B-3 hereto, and (ii) Liquidity Risk Management program are set forth in Appendix B-4 hereto.

5.

Force Majeure. No party shall be liable for losses, delays, failures, errors, interruptions or losses of data in its performance of its obligations under this Agreement if and to the extent it is caused, directly or indirectly, by reason of circumstances beyond their reasonable control, including without limitation, acts of God, action or inaction of civil or military authority, war, terrorism, riot, fire, flood, sabotage, labor disputes, elements of nature or non-performance by a third party. In any such event, the non-performing party shall be excused from any further performance and observance of obligations so affected only for so long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

6.

Activities of ALPS. The services of ALPS under this Agreement are not to be deemed exclusive and ALPS shall be free to render similar services to others. The Trusts recognize that, from time to time, directors, officers and employees of ALPS may serve as directors, officers and employees of other corporations or businesses (including other investment companies) and that such other corporations and businesses may include ALPS as part of their name and that ALPS or its affiliates may enter into administrative, bookkeeping, pricing agreements or other agreements with such other corporations and businesses.

7.

Accounts and Records. The accounts and records maintained by ALPS on behalf of the Funds shall be the property of the applicable Trust. ALPS shall prepare, maintain and preserve such accounts and records as required by the 1940 Act and other applicable securities laws, rules and regulations. ALPS shall surrender such accounts and records to the applicable Trust in the form in which such accounts and records have been maintained or preserved, promptly upon receipt of instructions from such Trust. The Trusts shall have access to such accounts and records at all times during ALPS’ normal business hours. Upon the reasonable request of a Trust, copies of any such books and records shall be provided by ALPS to such Trust at the expense of the Trust. ALPS shall assist the Trusts, the Funds’ independent auditors, or, upon approval of the applicable Trust, any regulatory body, in any requested review of the Funds’ accounts and records and reports by ALPS or its independent accountants concerning its accounting system and internal auditing controls will be open to such entities for audit or inspection upon reasonable request. In the event ALPS receives a request or demand for the inspection of records relating specifically to a Fund, MF Trust or Forward Funds, ALPS will promptly notify the applicable Trust of such request in writing and obtain instructions from the Trust as to the handling of such request. The Trusts agree to cooperate with ALPS and take delivery of Trust records, or appoint an agent to take delivery of Trust records, within 120 days of termination of this Agreement and to pay all reasonable costs associated with the return of Trust records to the applicable Trust.

8.

Termination of FF Agreement and MF Agreement. Each of Forward Funds, MF Trust and ALPS agree that effective upon the effective date of this Agreement, the FF Agreement, the MF Agreement and all related amendments and side letters thereto listed in Appendix C hereto will terminate without any further services or obligations required on the part of the parties, including any fees.

9.	Compliance with Rules and Regulations. ALPS shall comply (and to the extent ALPS takes or is required to take action on behalf of the Trusts hereunder shall cause the Trusts to comply) with all applicable requirements of the 1940 Act and other applicable laws, rules, regulations, orders and codes of ethics, as well as all investment restrictions, policies and procedures adopted by the Funds of which ALPS has knowledge (it being understood that ALPS is deemed to have knowledge of all investment restrictions, policies or procedures set out in the Trusts’ public filings or otherwise provided to ALPS). Except as set out in this Agreement, ALPS assumes no responsibility for such compliance by the Trusts. ALPS shall maintain at all times a program reasonably designed to prevent violations of the federal securities laws (as defined in Rule 38a-1 under the 1940 Act) with respect to the services provided hereunder, and shall provide to the applicable Trust a certification to such effect no less frequently than annually or as otherwise reasonably requested by the Trusts. ALPS shall make available its compliance personnel and shall provide at its own expense summaries, certifications and other relevant materials relating to such program as reasonably requested by the Trusts.

Portfolio compliance with: (i) the investment objective and certain policies and restrictions as disclosed in each Fund’s prospectus(es) and statement(s) of additional information, as applicable; and (ii) certain SEC rules and regulations (collectively, “Portfolio Compliance”) is required daily and is the responsibility of the Fund’s Advisor or sub-advisor, as applicable. ALPS will perform Portfolio Compliance testing (post-trade, daily on a T+2 basis) to test the Funds’ Portfolio Compliance (the “Portfolio Compliance Testing”).

The frequency and nature of the Portfolio Compliance Testing and the methodology and process in accordance with which the Portfolio Compliance Testing are conducted, are mutually agreed to between ALPS and the Trusts. ALPS will report violations, if any, to the applicable Trust and such Trust’s Chief Compliance Officer as promptly as practicable following discovery.

ALPS independently tests Portfolio Compliance based upon information contained in the source reports received by ALPS’ fund accounting department and supplemental data from certain third-party sources. As such, Portfolio Compliance Testing performed by ALPS is limited by the information contained in the fund accounting source reports and supplemental data from third-party sources. The Trusts agree and acknowledge that ALPS’ performance of the Portfolio Compliance Testing shall not relieve the Funds or the Funds’ Advisor of their primary day-to-day responsibility for assuring such Portfolio Compliance, including on a pre-trade basis, and ALPS shall not be held liable for any act or omission of the Funds’ Advisor or sub-advisor, as applicable, with respect to Portfolio Compliance.

10.	Confidentiality.

(a)

Confidential Information. Each of the parties hereby acknowledges that in the course of performing its obligations hereunder, one of the other parties may disclose to it certain information and know-how of a technical, financial, operational or other sort that is nonpublic and otherwise confidential or proprietary to the disclosing party. Each party acknowledges that any such proprietary or confidential information disclosed to it is of considerable commercial value and that the disclosing party would likely be economically or otherwise disadvantaged or harmed by the direct or indirect use or disclosure thereof, except as specifically authorized by the disclosing party. Each party therefore agrees to keep in strict confidence all such information that may from time to time be disclosed to it, and agrees not to use such information except as expressly permitted hereby or to disclose such information to any other third party for any purpose without the prior consent of the other party(ies). The provisions of this Section 10(a) shall not apply to any information if and to the extent it was (i) independently developed by the receiving party as evidenced by documentation in such party’s possession, (ii) lawfully received by it free of restrictions from another source having the right to furnish the same, (iii) generally known or available to the public without breach of this Agreement by the receiving party or (iv) known to the receiving party free of restriction at the time of such disclosure. The parties agree that immediately upon termination of this Agreement, without regard to the reason for such termination, the parties shall forthwith return to one another or destroy, as applicable, all written materials and computer software that are the property of the other party(ies).

(b)

In accordance with Regulation S-P and other relevant rules and regulations, ALPS agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all records and information relative to the Trusts and the Funds’ current and former shareholders and other information germane thereto, as confidential and as proprietary information of the Trusts and not to use, sell, transfer or divulge such information or records to any person for any purpose other than performance of its duties hereunder, except after prior notification to and approval in writing from the applicable Trust. When requested to divulge such information by duly constituted authorities, ALPS shall use its best efforts to provide the applicable Trust with sufficient notice to permit the Trust to seek an equitable ruling preventing the disclosure of such information and will cooperate with the Trust in seeking such an equitable ruling. If notwithstanding the foregoing ALPS is required to disclose confidential information, ALPS will use reasonable commercial efforts to obtain confidential treatment of such information. ALPS shall have in place and maintain physical, electronic and procedural safeguards consistent with Regulation S-P and reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to the Trusts and the Funds’ current and former shareholders.

(c)

Specific Performance. Each of the parties agrees that the non-breaching party(ies) would not have an adequate remedy at law in the event of the other party(ies)’s breach or threatened breach of its obligations under Section 10(a) of this Agreement, and that the non-breaching party(ies) would suffer irreparable injury and damage as a result of any such breach. Accordingly, in the event a party breaches or threatens to breach the obligations set forth in Section 10(a) hereto, in addition to and not in lieu of any legal or other remedies such party may pursue hereunder or under applicable law, each party hereby consents to the granting of equitable relief (including the issuance of a temporary restraining order, preliminary injunction or permanent injunction) against it by a court of competent jurisdiction, without the necessity of proving actual damages or posting any bond or other security therefore, prohibiting any such breach or threatened breach. In any proceeding upon a motion for such equitable relief, a party’s ability to answer in damages shall not be interposed as a defense to the granting of such equitable relief.

11.	Representations and Warranties of ALPS. ALPS represents and warrants to the Trusts that:

(a)	It is organized and existing as a corporation and in good standing under the laws of the State of Colorado.

(b)	It is empowered under applicable laws and by its Articles of Incorporation and By-laws to enter into and perform this Agreement.

(c)	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

(d)	It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement in accordance with industry standards.

(e)	It has and will keep in effect liability insurance naming ALPS as insured that is reasonable and customary for its business.

(f)

The execution, delivery and performance of this Agreement by ALPS (i) does not breach, violate or cause a default under any agreement, contract or instrument to which ALPS is a party or any judgment, order or decree to which ALPS is subject; and (ii) upon the execution and delivery of this Agreement by ALPS and the Trusts, this Agreement will be a valid and binding obligation of ALPS.

12.	Representations and Warranties of MF Trust. MF Trust represents and warrants to ALPS that:

(a)	It is a statutory trust organized and existing and in good standing under the laws of the State of Delaware and is registered with the SEC as an open-end management investment company.

(b)	It is empowered under applicable laws and by its Declaration of Trust and By-laws (together, the “Organizational Documents”) to enter into and perform this Agreement.

(c)	All requisite corporate proceedings have been taken to authorize the Trust to enter into and perform this Agreement.

(d)

The execution, delivery and performance of this Agreement by MF Trust (i) does not breach, violate or cause a default under any agreement, contract or instrument to which MF Trust is a party or any judgment, order or decree to which MF Trust is subject; and (ii) upon the execution and delivery of this Agreement by the Trusts and ALPS, this Agreement will be a valid and binding obligation of MF Trust.

(e)

The officer position(s) filled by ALPS, to the extent applicable, shall be covered by the Trust’s Directors & Officers/Errors & Omissions Policy (the “Policy”), and the Trust shall use reasonable efforts to ensure that such coverage be (i) reinstated should the Policy be cancelled; (ii) continued after such officer(s) cease to serve as officer(s) of the Trust on substantially the same terms as such coverage is provided for the other persons serving as officers of the Trust after such persons are no longer officers of the Trust; or (iii) continued in the event the Trust merges or terminates, on substantially the same terms as such coverage is continued for the other Trust officers (but, in any event, for a period of no less than six years). The Trust shall provide ALPS with proof of current coverage, including a copy of the Policy, upon request, and shall notify ALPS immediately should the Policy be cancelled or terminated.

(f)

To the extent the Trust’s officer position(s) are filled by ALPS personnel, they will be named officer(s) in the Trust’s corporate resolutions and are subject to the provisions of the Trust’s Organizational Documents regarding indemnification of its officers.

13.	Representations and Warranties of Forward Funds. Forward Funds represents and warrants to ALPS that:

(a)	It is a statutory trust organized and existing and in good standing under the laws of the State of Delaware and is registered with the SEC as an open-end management investment company.

(b)	It is empowered under applicable laws and by its Organizational Documents to enter into and perform this Agreement.

(c)	All requisite corporate proceedings have been taken to authorize the Trust to enter into and perform this Agreement.

(d)

The execution, delivery and performance of this Agreement by Forward Funds (i) does not breach, violate or cause a default under any agreement, contract or instrument to which Forward Funds is a party or any judgment, order or decree to which Forward Funds is subject; and (ii) upon the execution and delivery of this Agreement by the Trusts and ALPS, this Agreement will be a valid and binding obligation of Forward Funds.

(e)

The officer position(s) filled by ALPS, to the extent applicable, shall be covered by the Trust’s Directors & Officers/Errors & Omissions Policy (the “Policy”), and the Trust shall use reasonable efforts to ensure that such coverage be (i) reinstated should the Policy be cancelled; (ii) continued after such officer(s) cease to serve as officer(s) of the Trust on substantially the same terms as such coverage is provided for the other persons serving as officers of the Trust after such persons are no longer officers of the Trust; or (iii) continued in the event the Trust merges or terminates, on substantially the same terms as such coverage is continued for the other Trust officers (but, in any event, for a period of no less than six years). The Trust shall provide ALPS with proof of current coverage, including a copy of the Policy, upon request, and shall notify ALPS immediately should the Policy be cancelled or terminated.

(f)

To the extent the Trust’s officer position(s) are filled by ALPS personnel, they will be named officer(s) in the Trust’s corporate resolutions and are subject to the provisions of the Trust’s Organizational Documents regarding indemnification of its officers.

14.

Documents. Each Trust has furnished or will furnish, upon request, ALPS with copies of such Trust’s Organizational Documents, advisory agreements, sub-advisory agreements (as applicable), custodian agreement, transfer agency agreement, administration agreement, other service agreements, current prospectus, statement of additional information, periodic Fund reports and all forms relating to any plan, program or service offered by the Trust. Each Trust shall furnish, within a reasonable time period, to ALPS a copy of any amendment or supplement to any of the above-mentioned documents. Upon request, the Trusts shall furnish promptly to ALPS any additional documents necessary or advisable to perform its functions hereunder. As used in this Agreement the terms “registration statement,” “prospectus” and “statement of additional information” shall mean any registration statement, prospectus and statement of additional information filed by the Trusts on behalf of the Funds with the SEC and any amendments and supplements thereto that are filed with the SEC.

15.

Consultation Between the Parties. ALPS and the Trusts shall regularly consult with each other regarding ALPS’ performance of its obligations under this Agreement. In connection therewith, the Trusts shall submit to ALPS at a reasonable time in advance of filing with the SEC reasonably final copies of any amended or supplemented registration statement (including exhibits) under the Securities Act of 1933, as amended, and the 1940 Act; provided, however, that nothing contained in this Agreement shall in any way limit the Trusts’ rights to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional. Notwithstanding anything in this Agreement to the contrary, each of the Trusts agrees to provide advance notice to, and an opportunity for consultation with, ALPS regarding any modifications to the Trust’s registration statement or adoption of any policies which would affect materially the obligations or responsibilities of ALPS hereunder.

16.	Liaison with Accountants, Custodians and Pricing Services; Assistance with Regulatory Examinations.

(a)    Accountants. ALPS shall act as a liaison with the Funds’ independent public accountants and shall provide account analyses, fiscal year summaries, and such other audit-related schedules as may be requested by the Funds’ independent public accountants or the Trusts with respect to the services provided by ALPS hereunder. ALPS shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants as reasonably requested or required by the Trusts.

(b)    Pricing Services. ALPS shall utilize one or more pricing services, as directed by the Trusts. The Trusts shall identify in writing to ALPS the pricing service(s) to be utilized on behalf of the Trusts. For those securities where prices are not provided by the pricing service(s), the Trusts shall approve, in good faith, the method for determining the fair value of such securities and shall determine or obtain the valuation of the securities in accordance with such method and shall deliver to ALPS the resulting price(s). In the event a Trust desires to provide a price that varies from the price provided by the pricing service(s), the Trust shall promptly notify and supply ALPS with the valuation of any such security on each valuation date. All pricing changes made by a Trust will be provided to ALPS in writing or

e-mail and must specifically identify the securities to be changed by security identifier, name of security, new price or rate to be applied, and, if applicable, the time period for which the new price(s) is/are effective.

(c)    Custodians. The Trusts acknowledge that ALPS may rely on and shall have no responsibility to validate the existence of assets reported by a Trust (on behalf of a Fund), an Advisor, or a Fund’s custodian, other than ALPS’ completion of a reconciliation of the assets reported by the parties. The Trust acknowledges that it is the responsibility of the Trusts to validate the existence of assets reported to ALPS. ALPS may rely, and has no duty to investigate the representations of an Advisor, the Trusts, a Fund, or a Fund’s custodian.

(d)    Examinations. ALPS shall provide reasonable assistance in connection with any examination of or inquiry related to a Trust by a regulatory authority that includes a review of Trust records maintained by ALPS.

17.

Business Interruption and Disaster Recovery Plan. ALPS shall maintain in effect a business interruption and disaster recovery plan, and enter into any agreements necessary with appropriate parties making reasonable provisions for emergency use of electronic data processing equipment customary in the industry. In the event of equipment failures, ALPS shall, at no additional expense to the Trusts or any Fund, use its best efforts to minimize service interruptions.

18.	Duration and Termination of this Agreement.

(a)

Initial Term. This Agreement shall become effective as of the date first written above (the “Start Date”) and shall continue thereafter throughout the period that ends three (3) years after the Start Date (the “Initial Term”). Until the end of the Initial Term, this Agreement may be terminated without penalty only (i) by agreement of the parties; or (ii) for cause pursuant to Section 18(c) hereof.

(b)

Renewal Term. If not sooner terminated, this Agreement shall renew at the end of the Initial Term and shall thereafter continue for successive annual periods (“Renewal Term”) until terminated by either party, without penalty, upon not less than ninety (90) days’ written notice prior to the expiration of the then current Renewal Term or for cause pursuant to Section 18(c) hereof.

(c)

Cause. Notwithstanding anything to the contrary elsewhere in this Agreement, the Trusts may terminate this Agreement for cause immediately at any time, without penalty, without default and without the payment of any liquidated damages, upon written notice to ALPS which shall describe the specific details of the circumstances upon which the termination under this Section 18(c) is based. For purposes of this Section 18, “cause” shall mean:

(i)

material breach of this Agreement, willful misfeasance, bad faith, negligence or reckless disregard on the part of ALPS in the performance of its duties, obligations and responsibilities set forth in this Agreement;

(ii)	in the event ALPS is no longer permitted to perform its duties, obligations, or responsibilities hereunder pursuant to applicable law, or regulatory,

administrative or judicial proceedings against ALPS which result in a determination that ALPS has violated, or has caused a Trust to violate, in any material respect any applicable law, rule, regulation, order or code of ethics, or any material investment restriction, policy or procedure adopted by such Trust on behalf of the Funds of which ALPS had knowledge (it being understood that ALPS is deemed to have knowledge of all investment restrictions, policies or procedures set out in such Trust’s public filings or otherwise provided to ALPS);

(iii)

financial difficulties on the part of ALPS which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time in effect, or any applicable law other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors;

(iv)	failure by ALPS to keep in effect liability insurance naming ALPS as insured that is reasonable and customary for its business;

(v)

in the event that a sale of ALPS or its parent company results in a reduction of capital on the balance sheet of ALPS or its direct or indirect parent companies, in which such event materially impacts ALPS’ ability to provide the services or perform its obligations hereunder; or

(vi)

any other circumstance which, in the reasonable judgment of the Trusts’ trustees, including a majority of the trustees who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, materially impairs ALPS’ ability to perform its obligations and duties hereunder, provided that ALPS receives sufficient notice to cure any such circumstance within thirty (30) days of notice received by ALPS from the Trust.

(d)

Early Termination for Convenience by a Trust. This Agreement may be terminated by either Trust with respect to all or any Funds in the event of (i) a transaction resulting in a change of control of one or more of the Advisors (for avoidance of doubt, a change of control shall include an agreement to transfer substantially all of the assets of an Advisor) or (ii) any fund merger, adoption or similar transaction resulting in the investment advisory relationship of one or more of the Funds being transferred to an investment advisor other than one of the Advisors; provided however, that in the event of a termination within the first 24 months of the Initial Term the terminating Trust shall pay ALPS an amount equal to the lesser of (i) six (6) months from notice of termination, or (ii) the period from notice of termination through the end of the 24th month of the Initial Term. Any such early termination fees shall be calculated based upon the most recent three (3) months’ average monthly calculation of the Administration, Bookkeeping and Pricing Services Annual Base Fees paid by such Trust to ALPS under Section I of Appendix E hereto, multiplied by the number of applicable months as set forth in this Section 18(d).

(e)

Deliveries Upon Termination. Upon termination of this Agreement, ALPS agrees to cooperate in the orderly transfer of administrative duties and shall deliver to the Trusts, as applicable, or as otherwise directed by the Trusts (in the case of termination by the Trusts, at the expense of the Trusts) all records and other documents made or accumulated in the performance of its duties for the Trusts hereunder. In the event ALPS gives notice of termination under this Agreement, it may continue to provide the services contemplated hereunder after such termination at the contractual rate for up to one hundred twenty (120) days, provided that the Trusts use all reasonable commercial efforts to appoint such replacement on a timely basis. In no event will ALPS be required to assist any new service or system provider in modifying or altering the ALPS or the new agent’s system or software.

(f)

Deconversion Costs. In the event of termination or non-renewal of this Agreement by a Trust, such Trust shall pay ALPS such reasonable deconversion costs as may be agreed to between such Trust and ALPS.

19.

Assignment. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and permitted assigns; provided, however, that this Agreement shall not be assignable by the Trusts without the prior written consent of ALPS, or by ALPS without the prior written consent of the Trusts.

20.

Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado and the 1940 Act and the rules thereunder. To the extent that the laws of the State of Colorado conflict with the 1940 Act or such rules, the latter shall control.

21.

Names. The obligations of each Trust on behalf of any Fund entered into in the name or on behalf thereof by any director, shareholder, representative, or agent thereof are made not individually, but in such capacities, and are not binding upon any of the directors, shareholders, representatives or agents of the Funds personally, but bind only the property of the applicable Fund, and all persons dealing with the Fund must look solely to the property of that Fund for the enforcement of any claims against that Fund.

22.	Amendments to this Agreement. This Agreement may only be amended by the parties in writing.

23.

Notices. All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To ALPS:

ALPS Fund Services, Inc.

1290 Broadway, Suite 1100

Denver, Colorado 80203

Attn: General Counsel

To MF Trust*:

Salient MF Trust

4265 San Felipe, Suite 800

Houston, Texas 77027

Attn: Secretary

To Forward Funds*:

Forward Funds

345 California Street, Suite 1600

San Francisco, California 94104

Attn: Counsel

*	In each such case with a copy to:

K&L Gates LLP

State Street Financial Center

One Lincoln Street

Boston, Massachusetts 02111

Attn: George Zornada

24.	Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

25.

Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof; provided, however, that ALPS may embody in one or more separate documents its agreement, if any, with respect to delegated duties and oral instructions. For the avoidance of doubt, this Agreement specifically supersedes the agreements listed in Appendix C attached hereto.

26.

Severability. Any covenant, provision, agreement or term contained in this Agreement that is prohibited or that is held to be void or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without in any way invalidating, effecting or impairing the other provisions hereof.

27.	Survival. The provisions of Sections 4, 7, 10, 12(e), 12(f), 13(e), 13(f), 18(d), 18(e), 18(f), 20, 26, 27, Appendix B-3 and Appendix B-4 hereof shall survive termination of this Agreement.

28.

Additional Funds. If a Trust establishes one or more additional funds with respect to which it wishes to retain ALPS to provide services hereunder, the parties hereto will execute an amendment in writing to Appendix A, whereupon such series will become a “Fund” as defined hereunder and, upon the effective date of the new Fund’s registration statement, will be subject to the provisions of this Agreement, except to the extent that such provisions are modified with respect to such new Fund in writing by the applicable Trust and ALPS.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ALPS FUND SERVICES, INC.		SALIENT MF TRUST

By:	/s/ Rahul Kanwar	By:	/s/ Matt Hibbetts
Name:	Rahul Kanwar	Name:	Matt Hibbetts
Title:	Authorized Representative	Title:	Vice President

FORWARD FUNDS

By:	/s/ Matt Hibbetts
Name:	Matt Hibbetts
Title:	Vice President

APPENDIX A1

LIST OF FUNDS AND SHARE CLASSES

(as of December 1, 2018)

Fund	Investor Class	Institutional Class	Class A	Class C	Class I	Class R6	Class I2	Class F
SALIENT MF TRUST
Salient MLP & Energy Infrastructure Fund	N/A	N/A	SMAPX	SMFPX	SMLPX	SMRPX	N/A	N/A
Salient Tactical Plus Fund	N/A	N/A	SBTAX	SBTCX	SBTIX	N/A	N/A	BTPIX

FORWARD FUNDS
Salient Global Real Estate Fund	FFIRX	KIRYX	KIRAX	KIRCX	N/A	N/A	FINMX*	N/A
Salient International Small Cap Fund	PISRX	PTSCX	N/A	—	N/A	N/A	FNSMX*	N/A
Salient Select Income Fund	FFSLX	KIFYX	KIFAX	KIFCX	N/A	N/A	FSIMX*	N/A
Salient Tactical Growth Fund	FFTGX	FTGWX	FTAGX	FTGOX	N/A	N/A	FTGMX*	N/A

*	Class not active as of date above

[1]	Appendix A may be updated from time to time in accordance with the provisions of Section 28.

A-1

APPENDIX B-1

SERVICES

Revisions to, or the addition of new services to the services listed below (including but not limited to new or revised services related to regulatory changes or special projects) shall be subject to the provisions of Section 2(c) of this Agreement.

Fund Administration

•	Prepare annual and semi-annual financial statements and coordinate with external typesetter

•	Prepare Forms N-SAR, N-CSR, N-Q and 24f-2, as applicable

•	Prepare and file Forms N-PORT and N-CEN with the U.S. Securities and Exchange Commission, as set forth in Appendix B-2.

•	Provide Liquidity Risk Management (“LRM”) support services[2]:

•	Vendor management, including facilitating communication between the Trusts and LRM vendor

•	Holdings data management within the Vantage module

•	Provide the Trusts with LRM-Specific Reports identifying the descriptions and information being extracted from Vantage for each Trust and used in Form N-PORT filing, as prepared by ALPS

•	Manage user access of vendor’s LRM portal

•	Generate and distribute standard Vantage liquidity reporting

•	Host annual audits

•	Prepare required reports for quarterly Board meetings

•	Monitor expense ratios

•	Maintain budget vs. actual expenses

•	Calculation of contractual fees and process payments

•	Manage fund invoice approval and bill payment process

•	Prepare and issue annual Form 1099-MISC on behalf of funds

•	Assist with placement of Fidelity Bond and E&O insurance

•	Prepare standalone admin budget quarterly for Salient Management

•	Prepare monthly exposure report

•	Prepare holdings files to support factsheet process

Fund Accounting

•	Calculate daily NAVs as required by the Trust and in conformance with generally accepted accounting principles (“GAAP”), SEC Regulation S-X (or any successor regulation) and the Internal Revenue Code

•	Transmit net asset values to the advisor, NASDAQ, Transfer Agent & other third parties

•	Reconcile cash & investment balances with the custodian

•	Provide data and reports to support preparation of financial statements and filings

•	Prepare required Fund Accounting records in accordance with the 1940 Act

•	Obtain security valuations from appropriate sources consistent with the Funds pricing & valuation policies

•	Provide nightly funds pricing report containing index levels

[2]

For clarity, ALPS shall not be responsible for creating or managing a Trust’s Liquidity Risk Management program. Trusts that require access to the ICE Vantage Liquidity Module shall execute a Liquidity Indicators Module Services Agreement with ICE Vantage.

•	Facilitate daily third-party vendor fair valuation prices and quarterly fair valuation back test reporting for international holdings

•	Provide daily data files to FactSet

•	Participate, when requested, in Fair Value Committee meetings as a non-voting member

•	AVA (or similar portal): Portfolio Data Access

•	Calculate monthly SEC standardized total return performance figures

•	Coordinate reporting to outside agencies including Morningstar, etc.

•	Annual reporting of pricing vendor due diligence

Tax Administration

•	Calculate dividend and capital gain distribution rates

•	Extra communication and supplementary information provided for periodic distribution processing

•	Provide supporting distribution calculations for 19A-1 Notices for strategies that do not use available net investment income methodology

•	Prepare ROCSOP and required tax designations for Annual Report

•	Prepare and coordinate filing of income and excise tax returns

•	Audit firm to sign all returns as paid preparer

•	Calculate/monitor book-to-tax differences

•	Provide monthly Subchapter M compliance monitoring and reporting

•	Provide tax re-allocation data for shareholder 1099 reporting with ICI Layouts

•	Prepare and provide supplemental ICI layout information

•	Assist in preparation and then review quarterly board memos for distributions, spillovers, and capital loss carryovers

•	Assist in drafting documentary memos and procedures to support knowledge and integration of tax requirements and concepts for use by the broader organization

Portfolio Compliance Administration

•	Perform daily prospectus & SAI, SEC investment restriction monitoring

•	Provide warning/Alert notification with supporting documentation

•	Create monthly comprehensive compliance summary reporting

•	Calculate section 18 derivative exposure and asset coverage reporting

•	Provide quarterly compliance testing certification to Board of Trustees

Legal Administration - Standard Services

Regulatory Filings

•	Coordinate EDGARization of fund documents with Trusts’ SEC reporting vendor

•	Coordinate filing of regulatory documents with the Trusts’ SEC reporting vendor

•

Coordinate, prepare and coordinate filing of annual updates to Trusts’ existing registration statements on Form N-1A, including prospectus, summary prospectus, Part C and statement of additional information (collectively, “Registration Statements”),

•	Coordinate, prepare and coordinate filing of supplements to Registration Statements

•	Coordinate documents related to Registration Statements to Advisors for web posting

•	Review Notes to Financial Statements in Annual and Semi-Annual shareholder reports

•	Assist in preparing and coordinate filing of Forms N-SAR, N-CSR, N-Q, N-PORT, N-CEN and 24f-2, as applicable

•	Prepare and coordinate filing of Forms N-PX and fidelity bond filings

•	Prepare and coordinate execution of certifications and sub-certifications from Advisors, Sub-Advisors and ALPS in connection with regulatory filings

•	Assist in preparing and coordinate filing of correspondence related to SEC comments to the Registration Statements, as applicable

•	Maintain records on ALPS’ recordkeeping system related to the Trusts’ regulatory filings

Board Governance

•	Prepare, coordinate and distribute board meeting agendas

•	Coordinate and compile board materials and prepare board books

•	Distribute board meeting notices and materials via Directors Desk to meeting attendees

•	Attend board meetings and prepare minutes for ALPS-serviced funds

•	Coordinate execution of board-approved agreements and documents concerning the Trusts, as applicable

•	Maintain records on ALPS’ recordkeeping system related to the board meetings

Legal Administration - Additional Services

Regulatory Filings

•

Assist in preparing, revising, reviewing, and providing input on, correspondence related to SEC comments in connection with SOX reviews and other filings unrelated to Registration Statements’ annual updates

•

Assist in preparing, revising, reviewing, and coordinating filing of Information Statements on Form N-14, proxy statements related to sub-advisor changes, reorganizations and other non-standard matters requiring shareholder approval

•	Coordinate the filing of Forms BE-10A and BE-10C with Bureau of Economic Analysis

Board Governance

•	Format reports for board presentation as necessary

•	Maintain checklists related to Board meeting materials

•	Correspond with Trustees on Fund holdings, completion of questionnaires and other matters as necessary

Compliance Support

•	Coordinate execution of Advisor and Sub-Advisor Quarterly Compliance Certifications for each Fund, and distribute, track, organize and store in ALPS’ AVA (or similar) electronic repository

•	Coordinate execution of Advisor and Sub-Advisor Quarterly 17j-1 Certifications for each Fund, and distribute, track, organize and store in ALPS’ AVA (or similar) electronic repository

•	Coordinate and prepare Quarterly List of Affiliated Persons and distribute to Advisors and Sub-Advisors of the Funds

•	Prepare and distribute list of Fund changes in connection with annual 38(a)-1 report or as requested
•	Provide reasonable assistance with SEC exams of the Trusts or the Advisors

APPENDIX B-2

List of Funds – Report Modernization Services

Forward Funds3

With Respect to Form N-CEN and Form N-PORT

Salient Global Real Estate Fund

Salient International Small Cap Fund

Salient Select Income Fund

Salient Tactical Growth Fund

Salient MF Trust3

With Respect to Form N-CEN and Form N-PORT

Salient MLP & Energy Infrastructure Fund

Salient Tactical Plus Fund

[3]

ALPS will perform services with respect to the preparation of Form N-CEN for the series of Forward Funds and MF Trust that closed and/or liquidated prior to the effective date of this Agreement, as applicable, for the fiscal period ending December 31, 2018 only at no additional cost.

APPENDIX B-3

Additional Terms and Conditions - Form N-PORT and Form N-CEN

In addition to the terms and conditions of this Agreement, the following terms and conditions apply to the provision of the Form N-PORT and Form N-CEN administration services (“Report Modernization Services”) by ALPS:

1.	Provision of Services.

i.

ALPS may engage persons or organizations (referred to as a “supplier”) to assist in the provision of, or to perform any of its duties of providing the Report Modernization Services; provided that, in such event, ALPS shall not be relieved of any of its obligations otherwise applicable under the Agreement. All uses of the term “supplier” in Section 2 of this Appendix B-3 shall include any third party otherwise selected by a Trust, if applicable.

2.	Use of Data; No Warranty; Termination of Rights.

i.

As part of the provision of the Report Modernization Services, ALPS may provide valuation information and other data or evaluations to the Trusts (collectively, the “Data”) that may be supplied by ALPS or one of its suppliers, or a supplier selected by the Trusts. Any Data being provided to the Trusts by ALPS or its suppliers pursuant hereto are being supplied to the Trusts for the sole purpose of completion of the Report Modernization Services. The Trusts may use the Data only for purposes necessary for the Report Modernization Services described in the Agreement. The Trusts do not have any license nor right to use the Data for purposes beyond the Report Modernization Services described in the Agreement including, but not limited to, resale to other users or use to create any type of historical database. Data cannot be passed to or shared by the Trusts with any other non-affiliated entity.

ii.

ALPS and its suppliers shall have no liability to a Trust, or a third party, for errors, omissions or malfunctions in the Data or related services, other than the obligation of ALPS to endeavor, upon receipt of notice from a Trust, to correct a malfunction, error, or omission in any Data or related services.

iii.

The Trusts acknowledge that the Data and related services are intended for use as an aid to institutional investors, registered brokers or professionals of similar sophistication in making informed judgments concerning securities, in connection to the Report Modernization Services. The Trusts accept responsibility for, and acknowledges each exercises its own independent judgment in, its selection of the Data and related services, its selection of the use or intended use of such, and any results obtained. Nothing contained herein shall be deemed to be a waiver of any rights existing under applicable law for the protection of investors.

iv.

The Trusts shall indemnify ALPS and its suppliers against and hold ALPS harmless from any and all losses, damages, liability, costs, including attorney’s fees, resulting directly or indirectly from any claim or demand against ALPS or its suppliers by a third party arising out of or related to the accuracy or completeness of any Data or related services received by the Trusts, or any data, information, service, report, analysis or publication derived therefrom. Neither ALPS or its suppliers shall be liable for any claim or demand against the Trusts by a third party related to the Data, or the provision of Report Modernization Services by ALPS in the absence of its willful misfeasance, bad faith, negligence, or reckless disregard in the performance of its duties.

v.

None of ALPS and its suppliers, or the Trusts shall be liable for (i) any special, indirect or consequential damages (even if advised of the possibility of such), (ii) any delay by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation or power supply, or (iii) any claim that arose more than one year prior to the institution of suit therefor.

vi.

THE TRUSTS ACKNOWLEDGE AND AGREE THAT EXCEPT AS SPECIFICALLY PROVIDED IN THIS APPENDIX B-3, THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

APPENDIX B-4

Additional Terms and Conditions – Liquidity Risk Management Support Services

In addition to the terms and conditions of this Agreement, the terms and conditions listed below apply to the provision of the Liquidity Risk Management support services (“LRM Services”) by ALPS. The LRM Services may include the use input, data or other information from a third party vendor (“Vendor”).

No Warranties

NEITHER ALPS NOR VENDOR AND ITS SUPPLIERS MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS OR ANY OTHER MATTER WITH RESPECT TO THE LRM SERVICES.

Limitation on Liability

(a)

Vendor and its suppliers shall have no liability to the Trusts, or a third party, for errors, omissions or malfunctions in the LRM Services, other than the obligation of Vendor to endeavor, upon receipt of notice form the Trusts, to correct a malfunction, error, or omission in any of the LRM Services.

(b)

The Trusts acknowledge that (i) the LRM Services are intended for use as an aid to institutional investors, registered brokers or professionals of similar sophistication in making informed judgments concerning liquidity characteristics of certain securities, and (ii) Vendor holds all title, license, copyright or similar intellectual property rights in the LRM Services.

Each of the Trusts accepts responsibility for, and acknowledges it exercises its own independent judgment in, its selection of the LRM Services, its selection of the use or intended use of such, and any results obtained. Nothing contained herein shall be deemed to be a waiver of any rights existing under applicable law for the protection of investors.

(c)

Each of the Trusts, as applicable, shall indemnify Vendor and its suppliers against and hold Vendor harmless from any and all losses, damages, liability, costs, including attorney’s fees, resulting directly or indirectly from any claim or demand against Vendor or its suppliers by a third party arising out of or related to the accuracy or completeness of any LRM Services received by a Trust, or any data, information, service, report analysis or publication derived therefrom. Neither Vendor nor its suppliers shall be liable for any claim or demand against a Trust by a third party.

None of the parties hereto shall be liable for (i) any special, indirect or consequential damages (even if advised of the possibility of such), (ii) any delay by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation or power supply, or (iii) any claim that arose more than one year prior to the institution of suit therefor.

APPENDIX C

AGREEMENTS SUPERSEDED BY THIS AGREEMENT

MF Trust

•	Administration, Bookkeeping and Pricing Services Agreement between MF Trust and ALPS, dated May 2, 2016 (“MF Agreement”)

•	Amendments No. 1 to MF Agreement, dated May 2, 2016

•	Amendment No. 2 (MF Trust and Cayman Subsidiaries) to MF Agreement, dated October 17, 2017

•	Report Modernization Addendum to MF Agreement, dated May 1, 2018

Forward Funds

•	Amended and Restated Fund Accounting and Administration Agreement between Forward Funds and ALPS, dated April 12, 2010 (“FF Agreement”), and subsequent amendments

•	Fund Administration Agreement between Forward Commodity Long/Short Strategy (Cayman) Fund Ltd. and ALPS, dated January 3, 2011

•	Fund Administration Agreement between Forward Managed Futures Strategy (Cayman) Fund Ltd. and ALPS, dated January 31, 2012

•	Fund Administration Agreement between Forward Select Income Opportunity (Cayman) Fund Ltd. and ALPS, dated August 20, 2013

•	Amendment to FF Agreement (Forward Funds and Salient Select Opportunity (Cayman) Fund Ltd.), dated October 17, 2017

•	Report Modernization Addendum to FF Agreement, dated May 1, 2018

APPENDIX D

DELEGATION OF SERVICES

•	FIS Global for InvestOne fund accounting and administration reporting

•	Pricing Vendors

•	ICE Data Services - Interactive Data Pricing and Reference Data

•	Thomson Reuters Pricing Service

•	Bloomberg Valuation Services

•	Markit Portfolio Valuations

•	JP Morgan PricingDirect, Inc.

•	SIX Financial Information USA

•	BaML PriceServe

•	Confluence for fund data management

•	Tax Administration Vendors

•	Wolters Kluwer - Gainskeeper

•	E&Y PFIC

D-1

APPENDIX E

COMPENSATION TO ALPS

[Redacted]

E-1